EXHIBIT 10.12

               CORPORATE GUARANTY OF PAYMENT OBLIGATIONS UNDER THE
              "ACCOUNTS RECEIVABLE PURCHASE AND SECURITY AGREEMENT"
                                      WITH
                       AVALON FUNDING CORPORATION ("AFC")

     IN CONSIDERATION OF AVALON FUNDING CORPORATION ("AFC"), continuing to purchase accounts receivable of Sealife Marine Products, Inc., with offices located in Culver City (the "SELLER"), under that certain Accounts Receivable Purchase and Security Agreement dated FEBRUARY 24, 2006 (THE "AGREEMENT"), but without obligation to purchase such receivables other than those in accordance with said agreement, SeaLife Corporation, a Delaware Corporation (Employee Identification No. 90-02244350) located at Culver City, CA, hereby guarantees the prompt, full and complete performance of the Obligations (as defined in the Agreement) of SELLER, under said Agreement. SeaLife Corporation further agrees to pay all reasonable attorney fees, costs and expenses incurred by AFC in connection with the enforcement of this Guaranty.

     SELLER and SeaLife Corporation specifically agree that AFC may, at AFC's sole option, proceed in the first instance against SELLER and SeaLife Corporation to collect any past due obligation of any Account Debtor without proceeding against any other person, firm, or other entity. SELLER and Sealife Corporation waive notice of non-payment, demand, presentment, protest, or notice of protest of any Purchased Accounts and all other notices or consents to any renewals or extension of time of payment thereof, and generally waive any and all suretyship defenses and defenses in the nature thereof.

     With or without notice to SELLER and SeaLife Corp., AFC, in its sole discretion, may apply all payments from the Account Debtor, from SELLER and SeaLife Corporation, or from any other Guarantor (as defined in the Purchase Agreement) under this or any other instrument, or realized from any security, in such manner and order of priority as AFC sees fit, to any obligation of the Account Debtor, whether or not such obligation is due at the time of such application.

     Until all indebtedness hereby guaranteed has been paid in full, SELLER and SeaLife Corporation, shall not have any right of subordination unless expressly granted in writing by AFC.

     This Guaranty shall inure to the benefit of AFC, its successors and assigns. It shall be binding on SELLER and SeaLife Corporation, and SELLER and SeaLife Corporation's successors and assigns.

     Should any one or more provisions of this Guaranty be determined to be illegal or unenforceable by a Court of competent jurisdiction, all other provisions shall remain effective.

     This is a continuing guaranty and shall remain in full force and effect for so long as the Agreement is in effect and thereafter until revoked in writing and delivered to AFC. Such revocation shall not be effective as to any of SELLER and SeaLife Corporation's obligations already incurred.

     No delay or omission of AFC in exercising or enforcing any of its rights, privileges, or remedies hereunder shall constitute a waiver thereof; and no waiver by AFC of any default of SELLER and SeaLife Corporation, hereunder shall operate as a waiver of any other default hereunder.

     No term or provision hereof shall be waived, altered or modified except with the prior written consent of AFC. All rights and remedies of AFC under this Guaranty of every kind and description without limitation shall be cumulative and not alternative or exclusive, and may be exercised by AFC at such time or times and in such order as AFC may desire.

     IN WITNESS WHEREOF, the Guarantor has executed this ___ th day of _____________________, 2006

                                    Corporate
                                      Seal


GUARANTOR: SEALIFE CORPORATION.

              /S/ ROBERT MCCASLIN
           ---------------------------
           By:    ROBERT MCCASLIN
           Title: PRESIDENT & CEO